EXHIBIT 99.1



VIRGINIA:

                  IN THE CIRCUIT COURT FOR THE CITY OF RICHMOND
                          John Marshall Courts Building


AMERICAN CRYSTALLOGRAPHIC ASSOC.
CAROL A. AYERS, CHAIM BORENSTEIN,
HOWARD BORENSTEIN, HOWARD BORENSTIN IRA,
LAWRENCE BORENSTEIN, SHARI BORENSTEIN,
BERNARD COHEN, BERNARD COHEN IRA,
YOSEF DAVIS, ARI FRIEDMAN,
EDMOND PUBLIC SCHOOLS FOUNDATION,
ROBERT GLUCK, JOSEPH KNOPF,
YECHIEL LANDAU,    MARVIN MERMELSTEIN,
ROBERT A. MOSELY, DOV PEIKES,
JACK RAJCHENBACH, BARRY RAY,
HELEN RAY,        SHERWIN RAY, JOSEPH RAY,
BERNARD ROSENBERG, DAVID ROSENBERG,
Y. SCHKOP, H. LOUIS SALOMONSKY,
DANIEL SHABAT, JOEY STERN, and
S. VOIGHT,

         Plaintiffs,

v.                                                            Case No. LR 1335-3


PAUL SLOAN and
PETER MARKUS,

         Defendants.


                               MOTION FOR JUDGMENT

         Plaintiffs,  American  Crystallographic  Association,  Carol A.  Ayers,

Chaim Borenstein, Howard Borenstein, Howard Borenstein IRA, Lawrence Borenstein,

Shari Borenstein,  Bernard Cohen,  Bernard Cohen IRA, Yosef Davis, Ari Friedman,

Edmond Public Schools Foundation,  Robert Gluck,  Joseph Knopf,  Yechiel Landau,

Marvin Mermelstein,  Robert A. Mosely, Dov Peikes, Jack Rajchenbach,  Barry Ray,

Helen Ray,  Sherwin Ray, Joseph Ray,  Bernard  Rosenberg,  David  Rosenberg,  Y.

Schkop,  H.  Louis  Salomonsky,   Daniel  Shabat,  Joey  Stern,  and  S.  Voight

(collectively referred to as, the "Plaintiffs"),  by counsel, file the following

Motion for Judgment against Defendants, Paul Sloan and Peter Markus, jointly and severally.

         Plaintiffs seek  compensatory,  statutory,  and punitive damages in the total amount of $10,700,000.00.


                        Summary of the Claims and Losses

         This is an action for securities  fraud and  conspiracy  arising out of the Defendants' misrepresentations,  omissions, and unethical business practices concerning  the  Plaintiffs'  investment  in a public  company  called  Brandaid

Marketing Corporation ("BAMK").

         The Defendants  fraudulently  induced the Plaintiffs to purchase shares of BAMK and to transfer 278,370 of those shares to a third party to facilitate a bridge loan to the company.


                                 The Plaintiffs

         1.     Plaintiffs,  American  Crystallographic  Association,  Carol  A.

Ayers,  Chaim  Borenstein,  Howard  Borenstein,  Howard Borenstein IRA, Lawrence

Borenstein, Shari Borenstein, Bernard Cohen, Bernard Cohen IRA, Yosef Davis, Ari

Friedman, Edmond Public Schools Foundation,  Robert Gluck, Joseph Knopf, Yechiel

Landau,  Marvin  Mermelstein,  Robert A. Mosely,  Dov Peikes,  Jack Rajchenbach,

Barry Ray,  Helen  Ray,  Sherwin  Ray,  Joseph  Ray,  Bernard  Rosenberg,  David

Rosenberg,  Y. Schkop,  H. Louis Salomonsky,  Daniel Shabat,  Joey Stern, and S.

Voight, reside in Virginia, Illinois, Oklahoma and elsewhere.

         2.     Defendant, Paul Sloan ("Sloan"), is the former chairman of BAMK.

Sloan was terminated from all positions with BAMK effective May 23, 2003.

         3.     Defendant, Peter Markus ("Markus"), is from Canada. Markus holds himself  out as an attorney  licensed  to  practice in the United  States and as

"SEC" counsel for BAMK. Sloan calls Markus a "trusted business advisor".  Markus is not an officer or director of BAMK. Upon  information  and belief,  Markus is not licensed to practice law in the United States.

         4.     The   Defendants   made  repeated   misrepresentations   to  the

Plaintiffs and their agents in Virginia,  both verbally and in fraudulent public filings.  Markus  was  physically  present in  Virginia  in  furtherance  of the conspiracy to defraud the Plaintiffs,  and made further misrepresentations while in  Richmond.  The  Defendants'  tortious  acts were at all  times  deliberately directed  towards  Virginia.  The  brunt of the harm in this  case  occurred  in

Virginia. The Defendants are subject to personal jurisdiction in Virginia.


                             Statement of the Facts

         5.     Brandaid  Marketing  Corporation  ("BAMK"  or  "Company"),  is a

Delaware corporation.  The Company trades on the OTC Bulletin Board under ticker symbol "BAMK".  BAMK currently is an in-store  marketing  services  company that provides  manufacturers  of consumer  products,  direct response  products,  and entertainment companies,  with a cost effective method of delivering advertising messages, promotional incentives, samples and CD ROMS directly to consumers. One of BAMK's largest  customers is AOL. BAMK has distributed  thousands of AOL's CD

ROM's. The Company receives  substantial revenue from AOL, national  supermarket chain Safeway,  and Kroger.  In one its most recently  available public filings,

signed by Sloan,  BAMK  projected its revenues in fiscal 2003 to double.

         6.     The   Plaintiffs   initially   invested   in  BAMK   based  upon

representations  in public filings with the  Securities and Exchange  Commission

("SEC") and phone  conversations  with Sloan and another former officer of BAMK,

Jay  Elliott  ("Elliott").  Elliott  had  successfully  sold a start-up  display marketing company (ACT Media) to NewsCorp.  Elliott  encouraged Sloan to adopt a new corporate mission and business model.  Following a reverse split, the number of  outstanding  shares was small and  manageable.  Stated  profit  margins were suggested  to be  between 50 and 60  percent.  BAMK had  apparent  institutional support  (which  turned  out  to be a  hedge  fund)  and a  list  of  impressive customers.

         7.     Sloan   represented   that  BAMK  also  had  a  strong   working

relationship with Walmart.  When questioned about why this did not appear in any of the SEC  filings,  Sloan stated that  "Walmart  doesn't want to be listed and wishes to remain  anonymous."  Sloan  repeated  this  representation  to certain

Plaintiffs  as  late  as  December  2002.  Plaintiffs  have  discovered  Sloan's representations were false.

         8.     In  November  2002,  Cyberian  Enterprises  Ltd.,  a  Hong  Kong

corporation  ("Cyberian"),  subscribed to purchase 23,500,000 shares of BAMK for approximately $21,000,000.

         9.     The  Defendants  repeatedly  represented  that BAMK  desperately needed money to meet current  accounts  payable and  specifically to "bridge the gap in financing" until the transaction with Cyberian was completed.

         10.    In  January  2003,  the  Defendants   fraudulently  induced  the

Plaintiffs  to  transfer  over  278,370  shares  of  BAMK  to a  third-party  to facilitate a "bridge loan" to the Company.

         11.    In order to induce the Plaintiffs to part with their stock,  the

Defendants   represented  that  the  Company  would  immediately  issue  to  all shareholders participating in the bridge loan 1.1 shares of common stock of BAMK

for  every  share  pledged.  The  Defendants  expressly   represented  that  the

replacement  stock would be registered  with the SEC using form S-3 and that the legend/restriction  on the certificates would be lifted within 10 days of filing with the SEC, and that the stock would be free-trading thereafter.

         12.    In reliance upon the Defendants' representations, the Plaintiffs transferred  their  shares to the account of Tomahawk  Trading  ("Tomahawk")  in mid-January, 2003.

         13.    The  value  of  the  stock   pledged  by  the   Plaintiffs   was

approximately $640,251.00.

         14.    Plaintiff  immediately  requested  delivery  of the  replacement stock and  registration  of the shares  with the SEC.  Plaintiffs  believed  and expected to receive at least 306,207  shares of BAMK that would be  free-trading within approximately ten (10) days of the filing of the S-3 by Markus.

         15.    Tomahawk  wired the  amount of  $225,944.30  to the  account  of counsel for the Plaintiffs in Virginia. Counsel then delivered the funds by wire to an account identified by Sloan.

         16.    At the  time of the wire  transfers  to  Sloan  (January  15-29,

2003), Plaintiffs' shares were worth approximately $2.30 per share.

         17.    It is not known whether Sloan used the funds to pay creditors of

BAMK, as was  represented.  It is reported that Sloan owns a $4,000,000  home in

Florida and drives fancy sports cars. BAMK SEC filings,  signed and certified by

Sloan, do not disclose what happened to the Plaintiff's stock or the proceeds of the bridge loan to BAMK. Upon information and belief, Sloan  misappropriated the

$225,944 for his own personal benefit and lavish lifestyle.

         18.    In spite of the fact that  Sloan  received  over  $225,944,  the

Defendants refused to issue the replacement stock.

         19.    Beginning  on  February  3,  2003,  the  price  of BAMK  dropped precipitously on  substantially  increased  volume.  The Defendants knew why the price was  dropping,  and who was  selling,  but  concealed  the matter from the

Plaintiffs.  Markus even told  certain  Plaintiffs  that they needed to buy more stock to "support" the Company.

         20.    On February  5, 2003,  Markus came to  Richmond,  Virginia,  and repeated the  representations  to the  Plaintiffs  and to others  concerning the bridge loan and BAMK's need for  financing.  Markus  also  attempted  to recruit shareholder, H. Louis Salomonsky ("Salomonsky"), to provide financing for one or more lawsuits Markus was involved in or intended to file.

         21.    Markus  created  all sorts of excuses as to why he and Sloan had not  issued  the  replacement  shares to the  Plaintiffs  for the  bridge  loan,

including the fact that he and Sloan were "really busy with other things",  they did not know who had put up the stock, they needed social security numbers, etc.

Markus  was  again  advised  that  the  $225,944  was not a gift  and  that  the

Plaintiffs  had been  substantially  damaged by not  receiving  the  replacement shares in a timely manner.

         22.    On February  25,  2003,  another  breakdown  of the total shares transferred to facilitate  the bridge loan was delivered to Markus,  with social security  numbers,  and with  express  instructions  to issue  and  deliver  the restricted shares to the Plaintiffs immediately. Markus again took no action.

         23.    On February 27, 2003,  Markus was advised  that,  because of the substantial drop in price, the Plaintiffs no longer wanted the restricted shares as the shares were now worth  substantially  less. Neither Markus nor Sloan ever replied with a proposal to make the Plaintiffs whole.

         24.    In March 2003,  Sloan  filed a annual  report,  Form  10KSB,  on behalf of BAMK.  The 10K contains  numerous  misrepresentations,  omissions  and revelations.  The 10K misrepresents  the capital  structure of the Company.  The

Plaintiffs  have  discovered  that  the  State  of  Delaware  terminated  BAMK's corporate  status as of March 1, 2002 for Sloan's failure to pay corporate taxes in 2000 and 2001. Although the 10K indicates that Sloan is involved in some sort of  litigation  over his  dishonest  conduct,  the 10K totally  understates  and misrepresents  the nature of the matter.  Plaintiffs  have also learned that the

10K completely fails to disclose certain  liabilities of the company,  including substantial loans payable to Mike Grammatica, of which the company's auditor was aware. The failure to properly disclose the indebtedness owing to Grammatica and other shareholders,  including Kim Adolphe, in securities filings demonstrates a pattern of deception on the part of Sloan and Markus. The 10K and subsequent SEC filings  also  underscore  that  BAMK  continued  to lose  money  under  Sloan's

"leadership" and has increasing  negative  working capital,  negative net worth,

and negative book value.

         25.    Had    the    Plaintiffs    known    about    the    Defendants'

misrepresentations,  they would never have purchased a single share of BAMK.

         26.    The Plaintiffs most certainly would not have transferred 278,370 shares of  free-trading  stock at $2.30, if they had known that Sloan and Markus had no intention of providing the replacement stock.

         27.    In March 2003,  Markus flatly advised the Plaintiffs  that Sloan only intended to issue one (1) share for each share  pledged in connection  with the bridge loan. The Plaintiffs objected vehemently.

         28.    The annual meeting of the shareholders of BAMK was scheduled for

March 21, 2003.

         29.    In order to avoid discussing the many issues relating to Sloan's mismanagement of BAMK, the misrepresentations and omissions in the Company's SEC filings,  and the fraud in  connection  with the bridge  loan,  Sloan and Markus deliberately  mailed out proxy  statements so that they would arrive in the mail after  the  stated  deadline  for  requesting  a  place  on the  agenda  for the shareholder's meeting.

         30.    The Plaintiffs received their proxy statements on March 18, 2003

- a day after the cut-off.

         31.    At  the  annual  meeting,   Sloan  voted  to  issue  himself  an

additional  700,000 shares of  unrestricted  stock.  Sloan and Markus refused to discuss the bridge loan at the  shareholders  meeting and refused to address the situation.

         32.    The  Plaintiffs  told Markus that they  intended to proceed with legal action to protect their rights and interests.

         33.    On or about April 17,  2003,  over three (3) months  after Sloan received  the  proceeds  of the bridge  loan,  and after  demand for payment and notice that litigation would commence, the Plaintiffs received certain shares of

BAMK.  These shares are  completely  restricted  and,  contrary to earlier false representations, have not been registered. The shares cannot be sold.

         34.    BAMK now trades for approximately $0.73 per share.

         35.    In May, 2003,  Markus advised that he had unilaterally  "killed"

the Cyberian subscription.

         36.    Notwithstanding  Markus'  representations,   on  May  23,  2003,

Cyberian  proceeded to pay for the shares by tendering real estate to BAMK worth

$21,000,000 USD. BAMK's new Board of Directors accepted the tender.

         37.    In June 2003, Plaintiffs made final demand upon Sloan and Markus for reimbursement of the value of stock put up to facilitate the bridge loan.

         38.    The Defendants refused to reimburse the Plaintiffs and, in fact,

have now threatened certain of the Plaintiffs.


                                 COUNT I - FRAUD

         39.    Plaintiffs  restate  paragraphs 1 through 38 of their Motion for

Judgment, and incorporate them herein by reference.

         40.    As  specifically  alleged above,  the  Defendants  made numerous misrepresentations  of material  fact to the  Plaintiffs  between 2002 and 2003.

Sloan  misrepresented  that BAMK had a strong working  relationship with Walmart and lied about the reason the relationship was not disclosed in SEC filings.  In the Company's 10K and other SEC filings,  Sloan misrepresented,  inter alia, the corporate  status of BAMK, its licensure with the State of Delaware,  the nature and  materiality  of  ongoing  litigation,  and the  amount  and  quality of its liabilities.

         41.    The Defendants  expressly  misrepresented  their intent to issue the  replacement  shares  to the  Plaintiffs  and lied to the  Plaintiffs  about registering the stock using form S-3.

         42.    The Defendants'  misrepresentations  and omissions were false at the time they were made.

         43.    At  all   material   times,   Sloan  and   Markus   knew   their

misrepresentations and omissions were materially false and misleading. Sloan and

Markus knew that they did not intend to issue the replacement shares or register any new stock. Sloan and Markus acted with the intent to defraud the Plaintiffs.

         44.    The  Defendants'   misrepresentations   proximately  caused  the

Plaintiffs' losses. But for the misrepresentations and omissions, the Plaintiffs would never have invested in BAMK in the first place.  Had it not been for Sloan and Markus' deceit,  Plaintiffs  would have sold their initial  holdings of BAMK

and   mitigated   their   losses   at   $2.30   per   share.   The   Defendants'

misrepresentations  caused the  Plaintiffs  to directly  transfer  over $640,251 worth of their stock to a third party.

         45.    No  reasonable   investor  would  have  found  the   Defendants'

misstatements,   omissions  and  investment   advice   concerning   BAMK  to  be

insignificant.

         46.    Plaintiffs    justifiably    relied    upon   the    Defendants'

misrepresentations  and omissions by purchasing shares of BAMK and by putting up

278,370 shares to facilitate the bridge loan.

         47.    The  Defendants'  misrepresentations  and  omissions  were  done knowingly,  recklessly and with the intent to mislead. The Defendants acted with reckless  disregard  for the  rights  and  interests  of  Plaintiffs  and  other investors.

         48.    Plaintiffs believed the Defendants' representations,  relied and acted upon the  representations  and  omissions,  purchased and sold  securities based upon the misrepresentations and omissions.

         49.    The  Defendants'  misrepresentations  and  omissions  constitute common law fraud,  both actual and  constructive.  The Defendants  made numerous false misrepresentations of material facts, knowingly and intentionally and with the intent to  mislead.  Plaintiffs  relied  upon these  misrepresentations  and omissions and, as a direct and proximate  result,  suffered massive losses.  The

Defendants  represented as true what was really false in such a way as to induce any reasonable person to believe it, and with the intent that the Plaintiffs and other investors would act upon the misrepresentations and omissions.

         50.    As a direct result of the Defendants' fraud, misconduct, actions and inaction,  the Plaintiffs have suffered damage and incurred loss, including,

but  not  limited  to,  direct  loss  of  funds,  loss  of the  value  of  their investments,  lost  investment  opportunities,  loss of  business,  loss of life savings and retirement, costs, expenses, attorney's fees and other out-of-pocket expenses.

                              COUNT II -CONSPIRACY

         51.    Plaintiffs  restate  paragraphs 1 through 50 of their Complaint,

and incorporate them herein by reference.

         52.    The Defendants combined,  associated, agreed or acted in concert amongst themselves and with other third parties,  including Jay Elliott, Charles

Tokarz, Michael Solomon, Corporate Services Group, Bobbitt, Pittenger & Company,

Shamim  Ahmed,  and  Manhattan  Transfer &  Registrar  Co.,  for the  purpose of willfully and maliciously  defrauding the Plaintiffs and injuring the Plaintiffs in their businesses and investments.

         53.    The Defendants  lied to the Plaintiffs to  artificially  inflate the stock  price of BAMK and to  fraudulently  obtain  funds  ostensibly  to pay creditors of BAMK. Upon information and belief, the Defendants took advantage of the inflated  stock price to sell some of their  holdings.  It is not known what

Sloan did with the $225,000 delivered in January 2003.  Defendants profited from their scheme to defraud the Plaintiffs.

         54.    The  Defendants  knowingly  and  voluntarily  participated  in a common  scheme  to  commit  fraud  upon the  Plaintiffs.  The  Defendants  acted intentionally, purposefully and without lawful justification.

         55.    The  Defendants'   actions  constitute  a  civil  conspiracy  in

violation of ss. 18.2-499 and 18.2-500 of the Virginia Code and at common law.

         56.    As a direct result of the  conspiracy,  misconduct,  actions and inaction, the Plaintiffs have suffered damage and incurred loss, including,  but not limited to,  direct loss of funds,  loss of the value of their  investments,

lost investment  opportunities,  loss of business,  loss of life savings, costs,

expenses, attorney's fees and other out-of-pocket expenses.

                                PUNITIVE DAMAGES

         57.    In this action,  the Plaintiffs  seek punitive  damages from the

Defendants.  The  Defendants  acted with malice,  reckless  disregard  and total indifference for the rights and interests of the Plaintiffs. The Defendants were motivated by personal gain. They caused the Plaintiffs to purchase and lose over

$2,500,000  of BAMK.  Much of this money  constituted  personal life savings and funds earmarked for  retirement.  Given the nature and enormity of the wrong and the financial  status of the  Defendants,  Plaintiffs  seek an award of punitive damages that will send a message to the Defendants that it is illegal, unethical and unfair to prey upon the retail investing public. Plaintiffs seek to stop the

Defendants from ever defrauding another investor again.

         WHEREFORE,  Plaintiffs respectfully request the Court to enter Judgment against  Defendants,  Paul Sloan and Peter  Markus,  jointly and  severally,  as follows:

         A.     Compensatory damages in an amount not less than $2,500,000;

         B.     Treble Damages in an amount not less than $7,500,000.00;

         C.     Punitive damages in the amount of $700,000.00;

         D.     Prejudgment interest;

         E.     Postjudgment interest;

         F. Attorney's fees, expert witness fees, and all other costs and expenses incurred by the Plaintiffs in this action; and

         G.     Such further relief as is just and proper.

         IN ACCORDANCE WITH ss. 8.02-336 OF THE VIRGINIA CODE,  TRIAL BY JURY IS

HEREBY DEMANDED.


                                      AMERICAN CRYSTALLOGRAPHIC ASSOC.
                                      CAROL A. AYERS, CHAIM BORENSTEIN,
                                      HOWARD BORENSTEIN,
                                      HOWARD BORENSTIN IRA,
                                      LAWRENCE BORENSTEIN,
                                      SHARI BORENSTEIN,
                                      BERNARD COHEN, BERNARD COHEN IRA,
                                      YOSEF DAVIS, ARI FRIEDMAN,
                                      EDMOND PUBLIC SCHOOLS FOUNDATION,
                                      ROBERT GLUCK, JOSEPH KNOPF,
                                      YECHIEL LANDAU, MARVIN MERMELSTEIN,
                                      ROBERT A. MOSELY, DOV PEIKES,
                                      JACK RAJCHENBACH, BARRY RAY,
                                      HELEN RAY, SHERWIN RAY, JOSEPH RAY,
                                      BERNARD ROSENBERG,
                                      DAVID ROSENBERG,
                                      Y. SCHKOP, H. LOUIS SALOMONSKY,
                                      DANIEL SHABAT, JOEY STERN, and
                                      S. VOIGHT



                                      By: /s/Steven S. Biss
                                         -------------------
                                         Steven S. Biss
                                         Counsel


Steven S. Biss (VSB # 32972)
P.O. Box 592
Richmond, Virginia 23219
Telephone: (804) 643-2090
Facsimile: (202) 318-4098

         Counsel for the Plaintiffs